UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BOB EVANS FARMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Safe Harbor Statement Under The Private Securities Litigation Reform Act Of 1995

Certain statements in this letter that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 25, 2014, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

Important Additional Information

Bob Evans Farms Inc. (the “Company”), its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company’s 2014 Annual Meeting of Stockholders. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders, filed with the SEC on July 11, 2014. Stockholders will be able to obtain, free of charge, copies of the definitive proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investors.bobevans.com/sec.cfm.

This document contains quotes and excerpts from certain previously published material. Consent of the author and publication has not been sought or obtained to use the material as proxy soliciting material.

On August 13, 2014, Bob Evans Farms, Inc. (“Bob Evans” or “Company”) mailed a letter to certain of its stockholders. A complete copy of the letter is included on the following pages.

August 13, 2014

Dear Fellow Stockholder,

The important Bob Evans Annual Meeting on August 20 is just days away, and your vote is critical.

As you know, Sandell Asset Management, a hedge fund investor, is trying to get you to give control of the Bob Evans Board to Sandell’s nominees, who we believe are pursuing a flawed agenda. Your Board, after a thorough analysis, has determined that the Sandell agenda would jeopardize long-term sustainable value creation at Bob Evans, and that it is NOT in the best interests of the Company or its stockholders.

These issues are important, and your vote matters. We strongly urge you to protect the value of your investment by submitting your voting instructions using the WHITE proxy card today FOR ALL of your Board’s nominees. Since time is short, we encourage you to submit your voting instructions TODAY – by telephone or by Internet, as detailed on the enclosed WHITE proxy card.

THREE INDEPENDENT ADVISORY FIRMS CONCUR

IN NOT RECOMMENDING A CHANGE OF CONTROL

For the last year, Sandell has pushed what we believe is an unsustainable economic agenda, with demands that include: 1) the divestiture of BEF Foods now – before the Company can fully realize the benefits of its transformational investments, 2) the sale-leaseback of BER’s real estate, which would cause the Company to forfeit strategic control of valuable assets while burdening Bob Evans with significant annual rising rents that ratings agencies treat as debt, and 3) a rapid and large leveraged share repurchase. Your Board has a track record of balanced capital allocation and has returned to stockholders $800 million in dividends and share repurchases since 2007. Your Board views the Sandell agenda as fundamentally irresponsible.

Thus, we are pleased that recently a third independent advisory firm, Glass Lewis, joined the ISS and Egan-Jones firms in not recommending in favor of giving Sandell nominees control of your Board. We believe a Board comprised of the 10 directors nominated by the Board and two directors from among the nominees put forward by Sandell – the structure proposed by the Bob Evans Board – would result in a highly qualified and independent Board of Directors that would remain open-minded and would continue to consider all options to enhance shareholder value in a prudent and responsible way.

To ensure that the Bob Evans Board is able to continue on a course that benefits ALL stockholders, we urge you to submit your voting instructions on the enclosed WHITE proxy card to vote “FOR ALL” of your Company’s nominees. Remember, even if you inadvertently or otherwise returned a gold proxy to Sandell, you can still change your voting instructions to support the Bob Evans Board – only the latest-dated proxy card counts.

Thank you for your continued support.

Sincerely,

Michael A. Gasser	Steven A. Davis
Lead Independent Director	Chairman of the Board and Chief Executive Officer

TIME IS SHORT—PLEASE VOTE TODAY!

To ensure that your voting instructions are represented at the annual meeting, we urge you to submit your proxy by telephone or Internet by following the easy instructions on the enclosed WHITE proxy card.

Please remember to vote using the WHITE proxy card for every account that you may own.

If you have questions or need assistance in voting your shares,

please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Stockholders call toll-free: (877) 825-8621

Banks and Brokers call collect: (212) 750-5833

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this letter that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 25, 2014, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

Important Additional Information

Bob Evans Farms Inc. (the “Company”), its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company’s 2014 Annual Meeting of Stockholders. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders, filed with the SEC on July 11, 2014. Stockholders will be able to obtain, free of charge, copies of the definitive proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investors.bobevans.com/sec.cfm.